Exhibit 25.1
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558 (I.R.S. employer identification no.)
(Jurisdiction of incorporation if not a U.S. national bank)

333 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)

90071 (Zip code)

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4035997 (I.R.S. employer identification no.)

5 Greenway Plaza, Suite 110 Houston, Texas (Address of principal executive offices)
77046 (Zip code)

Senior Debt Securities
(Title of the indenture securities)
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1.General information. Furnish the following information as to the trustee:
(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429
(b)    Whether it is authorized to exercise corporate trust powers.
Yes.
2.Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act").
1.A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).
2.A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).
4.A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).
7.A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 23rd day of July, 2025.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/	April Bradley
	Name:	April Bradley
	Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071
At the close of business March 31, 2025, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	22,273
Interest-bearing balances	232,197
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	99,690
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	0
LESS: Allowance for credit losses on loans and leases	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including right-of-use assets)	9,263
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	114,304

Total assets	$1,334,040

LIABILITIES

Deposits:
In domestic offices		882
Noninterest-bearing	882
Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		266,162
Total liabilities		267,044
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		107,496
Not available
Retained earnings		958,504
Accumulated other comprehensive income		-4
Other equity capital components		0
Not available
Total bank equity capital		1,066,996
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,066,996
Total liabilities and equity capital		1,334,040
I, Shana Quinn, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
Shana Quinn     )    CFO
We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Kevin C. Weeks, President	)
Cathleen Sokolowski, Managing Director	)	Directors (Trustees)
Fernando A. Costa, Managing Director	)
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